Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Alliance Gaming Corporation

We consent to incorporation by reference in the registration statements (Nos. 33-75308, 33-45810, and 333-34077) on Form S-8 of Alliance Gaming Corporation of our report dated August 11, 1999, relating to the consolidated statements of operations, stockholders’ equity (deficiency), and cash flows for the year ended June 30, 1999, which report appears in the June 30, 2001 annual report on Form 10-K of Alliance Gaming Corporation.

KPMG LLP

Phoenix, Arizona
September 25, 2001